UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]     Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-a-5(d)(2))

[x]     Definitive Information Statement

                            WILMINGTON REXFORD, INC.
                (Name of Registrant As Specified in its Charter)

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        1)   Title of each class of securities to which transaction applies:

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        2)   Aggregate number of securities to which transaction applies:

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        3)   Per unit price  or  other underlying  value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)   Proposed maximum aggregate value of transaction:
                                                             -------------------

        5)   Total fee paid:
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[ ]     Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
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        2)   Form, Schedule or Registration Statement No.:
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        3)   Filing Party:
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        4)   Date Filed:
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


                            WILMINGTON REXFORD, INC.
                      3753 HOWARD HUGHES PARKWAY, SUITE 200
                             LAS VEGAS, NEVADA 89109

                              INFORMATION STATEMENT

                                  MARCH 5, 2004


This Information Statement is being furnished to stockholders of Wilmington Rexford, Inc., a Delaware corporation (the "Company"), to advise them of corporate actions approved without a meeting by less than unanimous written consent of stockholders. These actions are (a) the adoption of amendments to the Company's Certificate of Incorporation (the "Charter Amendments") to (i) change the name of the Company from Wilmington Rexford, Inc., to China Pharmaceuticals Corporation; (ii) authorize 30,000,000 additional shares of common stock, $0.0001 par value per share; and (iii) effect a 20:1 reverse stock split (the "Reverse Stock Split").

Our Board of Directors fixed the close of business on February 29, 2004 as the record date for the determination of stockholders entitled to vote on the proposal as described above. On February 29, 2004 there were 15,196,035 shares of our common stock issued, and outstanding. Each of the proposed actions required the affirmative vote of a majority of the outstanding shares of common stock entitled to vote thereon. Each share of common stock was entitled to one vote on each proposal.

The Board of Directors, by written consent on February 13, 2004, has approved, and stockholders holding 10,000,000 (approximately 65.8%) of our outstanding voting shares on February 29, 2004, have consented in writing to the Charter Amendments (including the Reverse Stock Split). Accordingly, all corporate actions necessary to authorize the Charter Amendments (including the Reverse Stock Split) have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the Charter Amendments approved by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders of record as at February 29, 2004. Promptly following the mailing of this Information Statement, we intend to file the Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State to effect the Charter Amendments (including the Reverse Stock Split). As the Certificate of Amendment has a stated effective date of March 25, 2004, the change of our name to China Pharmaceuticals Corporation, authorization of additional shares of common stock, and the implementation of the Reverse Stock Split will become effective March 25, 2004.

Our executive offices are located at 3753 Howard Hughes Parkway, Suite 200, Las Vegas, Nevada 89109.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent or given to the holders of our outstanding common stock, our only class of voting securities outstanding, on or about March 5, 2004. Each holder of record of shares of our common stock at the close of business on February 29, 2004 is entitled to receive a copy of this Information Statement.

AMENDMENT OF CERTIFICATE OF INCORPORATION

Our board of directors and stockholders holding a majority of our outstanding common shares have approved an amendment to our Certificate of Incorporation to
(i) change the name of the Company to China Pharmaceuticals Corporation; (ii) authorize 30,000,000 additional shares of common stock; and (iii) effect a 20:1 reverse stock split. The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix A.

Due to the restructuring of our Company, we believe that it is in the best interests of the Company and our stockholders to continue our operations under a new name. The Reverse Stock Split will provide us with needed stock to enable us to complete such acquisition transactions or raise capital through future sales of our stock.


Wilmington Rexford, Inc. Information Statement - Page 1 of 6

Upon the filing of the Certificate of Amendment, common stock certificates that previously represented stock of the Company in the name of Wilmington Rexford, Inc. shall be deemed to represent shares of China Pharmaceuticals Corporation, without any further action by the common stockholders of the Company or any other party.

Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name China Pharmaceuticals Corporation. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

NO DISSENTERS' RIGHTS

Under the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

REVERSE STOCK SPLIT

Our board of directors and stockholders holding a majority of our outstanding common shares have approved the effectuation of a 20:1 reverse stock split, which will be reflected in the amendment to our Certificate of Incorporation. Pursuant thereto, on the effective date of the Reverse Split (the "Effective Date"), every 20 shares of our issued and outstanding common stock will become one issued and outstanding share of common stock. The Effective Date will be the date of filing of the amendment to our Certificate of Incorporation. The Reverse Split will take effect immediately following the close of business on the Effective Date. Management, by implementing a reverse stock split, does not intend to "take the company private" by decreasing the number of shareholders of the Company. As the Company plans to round up to the nearest whole share instead of issuing fractional shares, no shareholders will be eliminated or closed out.

STOCK CERTIFICATES

The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of existing common stock are actually surrendered by each holder thereof for certificates representing the number of shares of the new common stock which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, each share of existing common stock will be deemed to represent 1/20 of a share of new common stock.

FRACTIONAL SHARES

No fractional shares of new common stock will be issued and, in lieu thereof, stockholders holding a number of shares of existing common shares not evenly divisible by 20, upon surrender of their old certificates, will receive a full additional share of new common stock in lieu of a fractional share of new common stock. Such issuance will not be made until all of a stockholder's certificates of existing common stock are presented to the Company.

EXCHANGE OF STOCK CERTIFICATES

To receive a certificate for new common stock including a full additional share in lieu of a fractional share, each stockholder of record on the Effective Date must surrender all of their certificates representing shares of existing common stock ("Old Certificates") to the Company for exchange or transfer. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to the Company.

Upon return to the Company of all of a stockholder's Old Certificates, that stockholder will receive a new certificate or certificates representing the number of whole shares of new common stock into which the shares of common stock represented by the old certificates are being converted as a result of the Reverse Split plus, if applicable, one additional share of new common stock in lieu of a fractional share. Until surrendered to the Company, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of new common stock to which such stockholders are entitled as a result of the Reverse Split.


Wilmington Rexford, Inc. Information Statement - Page 2 of 6

FEDERAL INCOME TAX EFFECTS OF THE STOCK SPLIT

Holders of common stock will not be required to recognize any gain or loss if the reverse stock split is effected. The tax basis of the aggregate shares of post-split common stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split common stock exchanged therefor. The holding period for shares of post-split common stock will include the holding period of the pre-split common stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 requires that "restricted securities," as defined in Rule 144, be held at least one year before routine sales can be made in accordance with the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the shares involved in the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 29, 2004 with respect to the beneficial ownership of shares of our common stock by (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each director and executive officer, and (iii) all executive officers and directors as a group:

NAME AND ADDRESS OF                           SHARES OWNED BENEFICIALLY
BENEFICIAL OWNERS (1)<F1>                           AND OF RECORD                  PERCENT OF CLASS (2)<F2>

Garrett K. Krause                                  10,500,000 (3)<F3>                      69.1%
1521 Alton Road #352
Miami Beach, FL 33139

eAngels EquiDebt Partners V                        10,000,000 (4)<F4>                      65.8%
11 - 2480 Kenworth Road
Nanaimo, BC V9T 3Y3 Canada

VHQ Entertainment, Inc.                             2,000,000 (5)<F5>                      13.2%%
6201 - 46th Avenue
Red Deer, AB T6N 6Z1 Canada

Web Capital Ventures, Inc.                           500,000 (3)<F3>                        3.3%
(Sara Hallitex Corp.)
3753 Howard Hughes Parkway, #200
Las Vegas, NV 89109

Frank Fan                                                 0                                  --

Aaron Zhu                                                 0                                  --

Officers and directors as a group                         0                                  --
(2 persons)
__________

(1)<F1> To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2)<F2> Based on 15,196,035 shares of common stock outstanding as of February 29, 2004. If a person listed on this table has the right to obtain additional shares of common stock within 60 days from February 29, 2004, the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.


Wilmington Rexford, Inc. Information Statement - Page 3 of 6


(3)<F3> Includes 10,000,000 shares owned of record by eAngels EquiDebt Partners V, LLC and 500,000 shares owned of record by Web Capital Ventures, Inc. Garrett K. Krause controls both entities.

(4)<F4> Does not include shares that eAngels has the right to obtain upon conversion of its outstanding debentures into shares of the Company's stock.

(5)<F5> eAngels Equity, LLC or assignees currently has an option to purchase the 2,000,000 shares at $0.40 per share. This agreement is currently being modified on a mutually agreed basis by both parties.


CHANGES IN CONTROL

On February 20, 2004, the Company's principal shareholder, eAngels EquiDebt Partners V, granted China Merchant DiChain Investment Holdings Limited, a limited company incorporated in Hong Kong, a proxy to vote its 10,000,000 shares (65.8%) to implement the name change and reverse stock split described herein, as well as other matters set forth in the Agreement to Exchange Common Stock.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act. For further information about us, you may refer to:

   o    our Annual Report on Form 10-KSB for the year ended September 30, 2003;
        and
   o    our Current Report on Form 8-K dated February 20, 2004.

You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.


March 5, 2004                        By the Order of the Board of Directors



                                     /s/ AARON ZHU
                                     -------------------------------------------
                                     Aaron Zhu, President










Wilmington Rexford, Inc. Information Statement - Page 4 of 6

                                   APPENDIX A


                                     FORM OF
                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                            WILMINGTON REXFORD, INC.

                                UNDER SECTION 242
                                     OF THE
                        DELAWARE GENERAL CORPORATION LAW

Wilmington Rexford, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the name of the corporation (the "Corporation") is Wilmington Rexford, Inc.

SECOND: That the certificate of incorporation of the Corporation (the "Certificate") was originally filed with the Delaware Secretary of State on January 2, 2001, under the name E-Trend Networks, Inc.

THIRD: That Article I of the Certificate is hereby amended to read, in its entirety, as follows:

                  "The name of the Corporation is China Pharmaceuticals Corporation."

FOURTH: That Article IV of the Certificate is hereby amended to read, in its entirety, as follows:

                   "(a) The total number of shares of stock which
              the Corporation shall have authority to issue is 51,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

                   (b) Common Stock. The powers, preferences and
              rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                          (1) No Cumulative Voting. The holders of
              shares of Common Stock shall not have cumulative voting rights.

                          (2) Dividends; Stock Splits. Subject to the
              rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                          (3) Liquidation, Dissolution, Winding Up.
              In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

                          (4) No Preemptive or Subscription Rights.
              No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                   (c) Preferred Stock. The Board of Directors is
              hereby expressly authorized, subject to limitations prescribed by law, to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restriction thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series.

FIFTH: That each issued and outstanding share of Common Stock, par value $0.0001 per share ("Old Common Stock"), outstanding as of the close of business on the date stated as the effective date in the Ninth Article hereof (the "Effective Date") shall automatically, without any action on the part of the holder of the Old Common Stock, be converted into one twentieth (1/20) of a share of Common Stock, par value $0.0001 per share ("New Common Stock"). Immediately following the reverse split, the aggregate number of shares of New Common Stock held by each holder of New Common Stock shall be calculated. Thereafter, all such holders otherwise entitled to receive a fractional share of New Common Stock will receive a full share of New Common Stock in lieu of such fractional share, as each fractional share will be rounded up and become a whole share. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates (the "New Certificates") representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are converted under the terms hereof. Prior to the Effective Date, there are 15,196,035 shares of Old Common Stock issued and outstanding shares. Following the effectuation of the reverse stock split on the Effective Date, there will be approximately 759,800 issued and outstanding shares of New Common Stock. The 15,196,035 shares of Old Common Stock are hereby changed into approximately 759,800 shares of New Common Stock at the rate of one share of New Common Stock for every twenty shares of Old Common Stock.

SIXTH: That thereafter, pursuant to resolutions of the board of directors, the amendments were authorized by resolutions adopted by the affirmative vote of the stockholders holding not less than the necessary number of shares required by written consent to so authorize, all in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SEVENTH: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

EIGHTH: That the capital of the corporation shall not be reduced under or by reason of said amendments.

NINTH: That this Certificate and the amendments contained therein shall become effective on March 25, 2004.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of March, 2004.

                                        WILMINGTON REXFORD, INC.


                                        By:
                                           -------------------------------------
                                              Aaron Zhu, President